EXHIBIT 10.10

THIS AGREEMENT is made the 12th day of May, 2005.


BETWEEN
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(1)   BRAVADO  INTERNATIONAL GROUP MERCHANDISING  SERVICES,  INC. of 330 Seventh
      Avenue, 2nd Floor, New York, NY 10001 USA ("the Licensor"); and

(2) COLLECTIBLE CONCEPTS GROUP, INC. of 1600 Lower State Road, Doylestown, PA 18901, USA ("Licensee").


WHEREAS:

(A) The Licensor is the duly authorized licensee of certain merchandising rights relating to the ARENA FOOTBALL LEAGUE and its respective teams ("AFL").

(B) The Licensor and the Licensee have agreed that the Licensee shall be granted certain rights to manufacture and sell certain goods and merchandise incorporating, inter alia the name(s) and/or likeness(es) of the League for the consideration and upon the terms and conditions hereinafter set forth.

(C) Words defined in paragraph 14 below shall have the meanings ascribed to them therein.


NOW IT IS HEREBY AGREED as follows:

1.    RIGHTS

      (a) The Licensor hereby grants to the Licensee and the Licensee hereby accepts the non-exclusive right in the Territory during the Term to embody the Property on the Goods and to sell the Products to bona fide third party arms length wholesale and retail outlets in accordance with the terms hereof.

      (b) All rights not expressly licensed to the Licensee hereunder are expressly reserved by the Licensor.

      (c) The Licensee acknowledges and agrees that there is valuable goodwill associated with the Property and that the Property has a secondary meaning in the mind of the public. The Licensee further acknowledges and agrees that the Property (including all rights therein and goodwill associated therewith) shall be and remain insofar as the Licensee is concerned the exclusive sole and complete property of the Licensor and its designees. The Licensee shall not use nor authorize nor permit the use of the Property in any manner at any time nor at any place not specifically licensed herein and all rights and interests of whatsoever nature with respect to the Property and the Products which are not specifically granted to the Licensee herein shall be and are specifically reserved to the Licensor and/or its designees without limitation. The

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            Licensee  shall  exercise the rights  granted  under this  agreement strictly in accordance with the terms, conditions, restrictions and limitations contained herein. The Licensee acknowledges and agrees that its use of the Property shall not create in the Licensee's favor any right, title or interest and that all uses of and sale by the Licensee shall inure to the benefit of the Licensor. It is agreed that all accounting and payments required herein shall survive and continue beyond the expiration or earlier termination of this agreement. Wherever the obligations of the Licensee hereunder are expressed to be subject to a limit of time, it shall be deemed that time shall be of the essence of this agreement.

2.    ADVANCES/ROYALTIES/ACCOUNTING

      (a) The Licensee shall pay the First Advance of Ten Thousand US Dollars (US $1 0,000) to the Licensor upon execution of this agreement.

      (b) The Licensee shall pay royalties to the Licensor in the manner set out in sub~ paragraph 2(c) below. The royalties shall be payable at the Royalty Rate on the gross selling price of the Products exclusive of Sales Tax of each individual Product sold hereunder.

      (c) Within thirty (30) days after the close of each calendar quarter in any calendar year during the Term and within thirty (30) days of the end of the Sell-off Period (if any) the Licensee shall send to the Licensor a complete, accurate and detailed statement, broken down by country of sale, setting forth the quantity and the gross sale price of each of the Products sold (including sales for export) during the preceding calendar quarter and the computation of royalties due to the Licensor pursuant to this agreement. Such statement shall be accompanied by payment of all royalties due to the Licensor with respect of each applicable sale. Acceptance by the Licensor of such payment and statement for any quarter shall not preclude the Licensor from questioning their accuracy at any time thereafter. Each such royalty statement shall be certified by a principal officer of the Licensee as being true and accurate. Royalties shall be paid in US Dollars. The royalties payable in another currency shall be converted into US Dollars at the mid-rate listed in the Wall Street Journal on the last date of the quarter with respect to which the statement is rendered.

      (d) All sums payable hereunder by Licensee to Licensor shall be made without deduction or set off or withholding. If a withholding is required by law the Licensee shall either:

            (i)   make such withholding; and

            (ii)  account for the amount withheld to the relevant authority; and

            (iii) provide to the Licensor the relevant tax deduction certificate in the Licensor's name; or


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            (iv)  pay to Licensor  such amount,  as will after  deduction of any withholding, be equal to the amount that would have been received if no deduction had been made.

      (e) All sums payable hereunder are exclusive of Sales Tax which shall (if applicable) be paid promptly on receipt of a Sales Tax invoice therefor.

      (f) If the Licensee fails to make any payment by the due date (without prejudice to the provisions of paragraph 8 below), interest shall be payable on the outstanding amount at a rate off our percent (4%) per annum above the Citibank N.A. Prime rate from time to time from the date payment should have been made or eight percent (8%) per annum, whichever is higher, until payment is actually made.

3. WARRANTIES

      The Licensee warrants and represents and undertakes as follows:-

      (i)   The Licensee is free to enter into and fully perform this agreement;

      (ii) all ideas, creations, designs, materials and intellectual property furnished by the Licensee in connection with the Products will be the Licensee's own and original creation or material which the Licensee is fully licensed to use (except for matters in the public domain) and all rights therein shall be owned in full by the Licensor and shall be licensed to the Licensee solely for the purposes contemplated by this agreement;

      (iii) the Products and their manufacture, advertisement, distribution and sale will not infringe upon or violate any rights of any party;

      (iv) the Products will be of a high standard in style, appearance and quality; will conform with approved samples approved by the Licensor pursuant to paragraph 4 below; will be safe for use by consumers and will comply with all applicable governmental rules, guidelines, safety codes and regulations;


      (v) the Products will be manufactured, advertised, distributed and sold in accordance with all applicable local laws and in a manner that will not reflect adversely on the Licensor, the AFL or any others with whom the Licensor has contractual arrangements with respect to the Property;

      (vi) the Licensee will not manufacture, advertise, distribute or sell and will not authorize the manufacture, advertising or sale of the Products in any manner at any time or in any place not specifically licensed hereunder;

      (vii) The Licensee will insure that the Products are on sale to the public throughout the Territory by the Marketing Date. The Licensee will also insure that all Products are timely delivered to all of its customers throughout the Term. The Licensee will use


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            its best  efforts to promote and  maximize  sales and sales  revenue relating to the Products in the Territory;

      (viii) The Licensee will not at any time do or suffer to be done any act or thing or fail to perform any act that might impair or affect the Property and/or the Licensor's rights and interests in the Property and/or the reputation of the AFL;

      (ix) The Licensee will pay (and hereby indemnifies the Licensor from any liability to pay) all sums due to any third parties arising from the sale, advertising or other exploitation of the Products;

      (x) Unless the Licensee shall obtain the Licensor's prior written consent thereto which may be withheld for any reason, the Licensee shall not distribute or sell any of the Products at prices that are less than the Minimum Price. All transactions in which the Licensee shall engage relating to the sale of the Products hereunder shall be "arms length" transactions to bona fide customers;

      (xi) The Licensee will not make any of the Products available as premiums, commercial tie-ins and/or special offers connected to the purchase of any item nor package any Product with any other product without the prior written consent of the Licensor.

4. PRODUCT APPROVAL

      (a) It is of the essence of this agreement that the Licensee obtain the Licensor's prior written approval of each and every item of the Products (including, without limitation, the form and content of all advertising and promotional material in which the Property appears for use at trade shows and in the press, magazines, television, radio, billboard, on-line and cinema advertisements or in any other way) which the Licensee desires to exploit pursuant to this agreement. Licensee acknowledges that Licensor cannot issue any approvals hereunder without the Licensor first receiving the AFL's approval. In this regard the Licensee shall submit to the Licensor at no cost or expense to the Licensor (whether recoupable or otherwise) for the Licensor's approval:

            (i) a description of the concept, including full information on the nature and function of the proposed item and a general description of how the Property and other material will be used on them;

            (ii) complete layouts and descriptions of the proposed Products and promotional and packaging material showing exactly how and where the Property and other artwork and wording will be used;

            (iii) pre-production  models or  prototype  samples of the  proposed
                  Products and promotional and packaging material;

            (iv)  proposed timetabling for the Products in the market; and


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            (v)   not less than ten (1 0) actual non-royalty  bearing production samples of the proposed products and promotional and packaging material.

            (b) Unless and until the Licensee shall receive the Licensor's written approval of such samples of the Products, the Licensee shall not proceed to manufacture (other than for pre-production purposes), distribute or exhibit the same. The Products so manufactured and distributed shall be of the same quality and content as the samples approved by the Licensor as aforesaid and shall be manufactured in accordance with specifications approved by the Licensor. Promptly following the initial manufacturing run of each of the Products, the Licensee shall furnish the Licensor at no cost or expense to the Licensor (whether recoupable or otherwise) with twenty four (24) further items of the Products. The Licensor may purchase from the Licensee each Product for non-competitive reasons at Licensee's cost price plus ten percent (1 0%). At the Licensor's request and at the Licensee's sole cost and expense, the Licensee shall submit random samples of the Products to the Licensor for inspection. Additionally at the Licenser's request, the Licensee shall arrange for the
                  Licensor's representative to enter the Licensee's or its manufacturer's premises for the purpose of inspecting the Products. In the event that the Licensor shall determine that any of the Products at any time falls below the aforesaid standard of quality and content, the same shall be destroyed at the Licensee's sole cost and expense in the presence of the Licensor's representative or shall be delivered, at the
                  Licensee's sole cost and expense, to the Licensor or its designee for destruction. All Products shall bear the "Official Merchandise" mark in the form specified by the Licensor.

      (c) Without limiting the provisions of sub-paragraphs 4(a) and 4(b) above, all of the Products and containers and packaging therefor and all advertising and promotional materials relating to the Products shall be subject to the Licensor's prior written approval and shall be of the highest Standards insofar as style, appearance and quality is concerned.

5. INTELLECTUAL PROPERTY

      The Licensee shall print stamp or mold such notices of trademark, service mark and copyright in the form specified by the Licensor on each of the Products and each package or each container used in connection therewith and all advertisements pertaining thereto. The Licensee shall not manufacture any Products without first receiving from the Licensor the relevant notice of trademark, service mark and/or copyright which the Licensor shall require to be printed, stamped or molded on each of the Products and packaging and containers therefor. The Licensee shall comply with Licensor's instructions with respect to position and letter size of the aforesaid notice of trademark, service mark or copyright. No Product upon which the aforesaid notice of trademark, service mark or copyright is printed stamped or molded shall contain any other copyright notice whatsoever. The Licensee shall not use any trademark or service mark other than the Property in connection with the Products without the Licensor's prior written approval. The Licensee shall not use any such trademark, service mark or copyright other than on the Products and the packaging and containers used in connection therewith and advertisements pertaining thereto.

6. PRODUCT PROTECTION

       The Licensee shall obtain on behalf of itself and the Licensor all protection as may be reasonable with respect to the Products. Licensee hereby assigns to Licensor the right to commence all appropriate legal proceedings in Licensor's and/or Licensee's name(s) as Licensor shall determine. The Licensee shall not commence any proceedings with respect to the rights granted herein without the prior written consent of the Licensor. The Licensee shall promptly notify the Licensor in writing of any infringements, suspected infringements, passing off, imitations or other interferences with the Licensor's rights in the Property by third parties and shall fully assist the Licensor in any proceedings concerning the Products. Any sums recovered as a result of any judgment or settlement of any claim pertaining to infringement of the Products shall belong to the Licensor.

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7. RESTRICTION ON SALES

      (a) Outside the course of normal business and without the AFL or its representative team's approval, the Licensee shall not have the right to distribute or sell the Products and shall not authorize or permit any of the Licensee's customers or any other party to distribute or sell the Products on or about the premises of any of the AFL's live personal engagements. The Licensee shall not have the right to augment or expand any of the rights granted to the Licensee under this agreement or authorize or permit any of its customers or any other party so to do. Without limitation to the foregoing, neither the Licensee nor any other party shall have the right to incorporate or embody the Property or the Products or any part thereof into any other product or service.

       (b) In accordance with the foregoing, the Licensee shall use its best efforts to include in all of its agreements with each of the Licensee's customers provisions identical to the provisions set forth in sub-paragraph 7(a) above and the Licensee shall require that each of its customers also include such provisions in their agreements with their respective customers. The Licensee shall, at the Licensee's sole cost and expense, take all actions and require its customers to take all actions necessary to enforce such provision. Upon the Licensor's request the Licensee shall forthwith furnish to the Licensor copies of all the Licensee's said agreements with its customers and their respective customers so that the Licensor can verify that the said provisions have been included in each such agreement. The parties hereto agree that a breach by the Licensee of the provisions of this paragraph 7 will constitute a material breach of this agreement.

8. TERMINATION

       (a) Upon the occurrence of any of the following events, without prejudice to any other rights which it may have, the Licensor shall have the right to terminate this agreement (subject to the relevant notice being given in the case of termination under paragraphs 8(a)(i) and 8(a)(ii) below) and/or to delete from this agreement any elements of the Property or any Products and/or to require the immediate payment of any Advance and royalties due or to become due under this agreement:

            (i) the Licensee fails to make any payment or furnish any statement in accordance with this agreement within five (5) business days after written notice requiring it to do so;

            (ii) the Licensee fails to comply with any other of its material obligations under this agreement or breaches any warranty made by it under this agreement including, without limitation to, if the Licensee sells, distributes and/or advertises the Products without having obtained the Licensor's written approval pursuant to paragraph 4 above.

            (iii) without  the  prior  written  consent  of  the  Licensor,  the
                  Licensee sells or otherwise disposes of all or a substantial part of its business or assets to a third party, or direct or indirect control of the Licensee is transferred to a third party;

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            (iv)  the Licensee  ceases or notifies the Licensor of its intention to cease to carry on business;

            (v) the Licensee challenges the validity of any of the Property or the Licensor's rights in the Property.

            (b) This agreement shall terminate automatically, without prejudice to any rights the Licensor may have, if: (i) the Licensee files a bankruptcy petition pursuant to the United States Bankruptcy Code; (ii) if Licensee has a bankruptcy proceeding commenced against it pursuant to the United States Bankruptcy Code and if said bankruptcy proceeding is not dismissed within thirty (30) days after it is commenced; (iii) ii Licensor effects an assignment for the benefit of its creditors; and/or (iv) if Licensee becomes unable to pay its debts in the ordinary course of business.


9. EFFECT OF EXPIRATION OR TERMINATION

            (a) Upon expiration of the Term or earlier termination of this agreement;

            (i) all rights granted to the Licensee shall forthwith revert to the Licensor;

            (ii) Royalties shall be payable in accordance with paragraph 2 above and all other payments accrued shall immediately become due and payable to the Licensor;


      (iii) the Licensee shall deliver to the Licensor within seven (7) business days a statement indicating the number and description of the Products in stock or in the process of manufacture as at such expiration of the Term or earlier termination of this agreement. The Licensor may, upon reasonable prior notice, require the Licensee to conduct a physical inventory in the presence of the Licensor's duly authorized representative in order to ascertain or verify such statement;

      (iv) the Licensee shall cease the manufacture and marketing and (subject to any right of sell-off pursuant to paragraph 9(b) below) the distribution and sale of the Products;

      (v) the Licensee shall deliver to the Licensor all creations, designs, materials and intellectual property created or licensed by Licensee pursuant to paragraph 3(u) above or provided to it by the Licensor or the AFL;

      (vi) all warranties and indemnification obligations of the parties and all provisions which expressly or by implication are intended to apply after expiration or termination of this agreement shall continue to apply;

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      (vii) any  termination  hereunder  will  be  without  prejudice  to any of
            Licensor's rights or remedies.

      (b) Only if the Term has expired due to the passage of time, then the Licensee shall have the non-exclusive right for a period of ninety
            (90) days following the expiration of the Term (herein referred to as "the Sell Off Period") to sell the Licensee's inventory of Products existing as of the date of such expiration PROVIDED THAT such sales may be made by the Licensee only at full price to recognized wholesale and retail outlets unless the Licensor shall otherwise consent in writing. The Licensee shall not in any event have the right to manufacture any of the Products either in anticipation of the expiration of the Term or during the Sell Off Period. Within seven (7) business days following the expiration of the Term, the Licensee shall furnish the Licensor with a detailed written statement as to the inventory of the Products as of the expiration of the Term. Notwithstanding the foregoing the Licensor shall have the right to terminate the Licensee's aforesaid "sell oft" rights with respect 10 any or all of the Products (as the Licensor may elect) by so notifying the Licensee and purchasing from the Licensee at the Licensee's actual out of pocket cost of manufacture such of the Products as the Licensor desire The Licensee shall be required to render statements and pay royalties to the Licensor in accordance with the terms and conditions of this agreement for all sales of the Products during the Sell Off Period in accordance with paragraph 2 above.

      (c) Within seven (7) business days following the expiration of the Term or earlier termination of this agreement or the end of the Sell Off Period (as applicable), the Licensee shall furnish the Licenser with a further detailed written statement as to the inventory of each of the Products as of the expiration of the Term or earlier termination of this agreement or the end of the Sell Off Period (as applicable) and the Licensor shall at its election either:

            (i) purchase all or part of such inventory or any or all of the Products at the Licensee's actual out of pocket cost of manufacture plus ten percent (10%) therefor; or

            (ii) require the Licensee to destroy such remaining inventory in a manner satisfactory to the Licensor in the presence of the Licensor's representative and/or provide the Licensor with an affidavit of such destruction sworn to by one of the Licensee's principal officers;

            (iii) in the event that the  Licensor  elects to purchase any or all of such inventory pursuant to paragraph 9(c)(i) above, the Licensee shall promptly ship all such items at the Licensee's expense to the Licenser or its designee or shall make them available at the Licensor's place of business for the Licensor or its designee to take possession thereof

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       (d)  The Licensee shall not during the six (6) month period preceding the date on which the Term is due to expire manufacture excess Products.

10.   INDEMNITY

       The Licensee does hereby indemnify and hold harmless the Licensor and any of its officers, directors, employees and associated companies and the individual members of the AFL from and against any and all claims, damages, loss, liabilities, costs and expenses (including attorney fees and cost) arising out of or in any manner connected with this agreement or the use or possession of the Property or any of the Products.


11. PRODUCT LIABILITY INSURANCE

       The Licensee shall maintain at its own expense in full force and effect at all times during the Term and for two (2) years thereafter with a reputable insurer an insurance policy for single limit product liability with respect to the Products in a form acceptable to the Licensor naming the Licensor and the AFL (and any other individuals and entities that the Licenser may from time to time designate) as named parties insured. The amount of insurance coverage shall be no less than Two Million US dollars (US$2,000,000) for each single occurrence and no less than Five Million US dollars (US$5,000,000) in the aggregate. The Licensee shall furnish the Licensor with a copy of the certificates of insurance establishing such coverage prior to manufacture or distribution of any of the Products. All modifications thereof and evidence of renewal thereof shall furnished to Licensor directly by the applicable insurance company. The policy will contain a provision confirming that the policy is primary and that the liability of the insurers will not be affected by any other insurance of which the Licensor or the Licensee have the benefit so as to reduce the amount payable under the policy.

12.    AUDIT

       During the Term and for a period of three (3) years thereafter, the Licensee shall keep and maintain, at its principal place of business, true, detailed and accurate books and records together with supporting bills, invoices and vouchers of any and all transactions (including, without limitation to, the manufacture, shipping, distribution and sale of each of the Products and packaging or containers therefore) which relate to or affect this agreement the Products or any provisions hereof. The said books and records with supporting documentation and other items shall be open to audit, examination, inspection, the making of extracts and the taking of copies thereof by the Licenser or its representative(s) during regular business hours upon no more that five (5) business days notice. Such audit and/or examination shall be carried out not more than twice in any calendar year. In the event that any such examination and inspection shall indicate that the Licensee shall have made errors to the detriment of the Licensor, then the Licensee shall forthwith pay to the Licensor the amount of the relevant discrepancy and if such error to the detriment of the Licensor shall be in excess of five per cent (5%) of the royalties earned by the Licensor during the periods for which such examination and inspection relates, then the Licensee shall be solely responsible for and shall pay the costs of such inspection and examination. The Licensee will pay the Licensor interest on such under payment and all late payments at the rate of four percent (4%) above Citibank N.A.'s Prime Rate from time to time from the date payments should have been made or eight percent (8%), whichever if higher, until payment is actually made. The Licensee shall be obligated to obtain for the Licensor a similar right to inspect, examine, make extracts and take copies of the books and records of each of the Licensee's manufactures and sub-licensees. Acceptance of any sum by or on behalf of the Licensor from the Licensee shall not in any manner be constructed as a wavier by the Licensor of any claim pertaining to the validity of the computation of such payment nor a wavier of any breach by the Licensor of any provision of this agreement.


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

13.    MISCELLANEOUS

       (a) This agreement contains all the terms agreed between the Licensee and Licensor and replaces all previous agreements written or oral on the subject matter of this agreement and may not be varied except in writing. No waiver by either Licensee or Licensor of a breach hereof or a default hereunder shall be deemed a waiver by such party of any previous or subsequent breach whether of a like or similar nature or otherwise.

      (b) any clause, sentence, paragraph or part of this agreement or application thereof shall for any reason be judged by a court of competent jurisdiction to be invalid for any reason, then such judgment shall not affect the remainder of this agreement which shall continue in full force and effect.

(c) The Licensee shall, during and after the existence of this agreement, keep all the terms of this agreement secret and confidential and will not disclose to any third party any information contained in this agreement or any information concerning the business of affairs of the Licensor or of the AFL supplied to it or otherwise obtained by the Licensee under or in connection with this agreement except where required by law.

(d) This agreement shall not operate so as to create a partnership or joint venture of any kind between the Licensee and the Licensor.

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

(e)   (i)   The  Licensee  will not  enter  into any  sub-license  agreement  in connection with the Products without the prior written consent of the Licensor nor shall the Licensee enter into any agency agreement or otherwise sub- contract or part with any of its obligations under this agreement without the prior written consent of the Licensor.

      (ii) The Licensee may not assign, licence, subcontract or otherwise part with its rights or obligations under this agreement without the prior written consent of the Licenser.

      (f) Any notice, consent, approval or other communication required to be given to any party in connection with this agreement shall be in writing and shall be delivered by hand, e-mail, facsimile, mail or overnight carrier to the address of such party herein set out or at such changed address as shall for that purpose be notified in accordance with the provisions hereof to the other party and every such notice, consent, approval or other communications shall have been duly served on the day of delivery if sent by hand , e-mail, facsimile or overnight carrier and if sent by mail service shall be deemed to have been made on the third business day after the date of mailing. Copies of all notices of Licensor shall be simultaneously sent to Tom Bennett, Bravado International Group Merchandising Service, Inc. at 330 Seventh Avenue, 2nd Floor, New York NY 10001.

      (g) This agreement and any variations or amendments hereto shall be governed in accordance with the laws and procedures of the jurisdiction of the state of New York and the parties agreed to submit to the exclusive jurisdiction of the State and /or Federal Courts of New York in connection with resolving any dispute regarding the Property, the AFL and/or this agreement. In this regard, any process in any action or proceeding commenced in the courts of the State of New York or the Federal Courts therein arising out of ant claim, dispute or disagreement under this Agreement may, among other methods, be served upon Licensee by delivering or mailing the same, via registered or certified mail, addressed to Licensee at the address provided herein for notices to Licensee; any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York. The parties agree that in the event that one party commences an action against the other party, then the prevailing party in any such action shall receive its attorneys' fees and costs.


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

      (h) All headings used in this agreement are for clarification and reference purposes only.

      (i) At the request of the Licenser, the Licensee agrees promptly to provide to the Licensee such items of the Products for touring or fan club purposes that the Licenser may require at Licensee's actual out of pocket cost of manufacture therefor.

      (j) It is agreed that all accounting and payments required herein shall survive and continue beyond the expiration or earlier termination of this agreement.

      (k) Each party acknowledges that it has obtained legal advice in connection with this agreement and agrees that no provision in this agreement shall be construed for or against any party hereto.

14.   DEFINITIONS

      In this agreement the following expressions shall have the meanings set out against them:

      (a)   "AFL" -- shall mean Arena Football League and its respective teams.

      (b) "First Advance" -- shall mean Ten Thousand US dollars (US $10,000) due upon full execution of the agreement

      (c)   "Marketing Date" -- shall mean on or before December 31, 2005.

      (d) "Property" -- symbols, emblems, logos, designs, team name(s) and visual images or representations based on the AFL and its respective teams.

      (e)   "Products" -- shall mean the Goods embodying thereon the Property.

      (I) "Royalty Rate" -- shall mean Twelve percent (12%) of the gross wholesale price.

      (g)   "Term" -- shall mean May 1, 2005 -- June 30, 2007.

      (h)   "Territory" - shall mean North America.

      (i) "Goods" -- shall mean the following products: Scrolls, Fanbana, Megaphone Cap.

      (j) "Minimum Price" -- shall mean: Lowest category wholesale selling price.

      (k) Special Paragraphs -- All packaging and products must contain the appropriate legal line as supplied by Licensor and/or AFL.


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

AS WITNESS the hands of the duly authorized representatives of the Licenser and the Licensee the day and year first above written.

SIGNED by                                       )
for and on behalf of                            ) /s/ [name illegible]
BRAVADO INTERNATIONAL                           )
GROUP MERCHANDISING  SERVICES, INC.             )


SIGNED by                                       )
For and on behalf of                            )  /s/ PAUL S. LIPSCHUTZ
                                                   ---------------------
COLLECTIBLE CONCEPTS GROUP, INC.                )

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